                                                                                                        Exhibit 15

                          ACCOUNTANTS' ACKNOWLEDGEMENT

May 7, 2004

Crompton Corporation
Middlebury, Connecticut

Re: Registration Statement Nos. 33-21246, 33-42280, 33-67600, 333-62429, 333-87035, 333-60422, 333-71030, 333-71032 and 333-87886

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 26, 2004, related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP
Stamford, Connecticut